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                                                                    Exhibit (i)

                          [LETTERHEAD OF VENABLE LLP]

                               December 17, 2008

iShares, Inc.
45 Fremont Street
San Francisco, California 94105

     Re: Registration Statement on Form N-1A:
         1933 Act File No. 033-97598 and
         1940 Act File No. 811-09102

Ladies and Gentlemen:

   We have served as Maryland counsel to iShares, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company (the "Corporation"), in connection with certain matters of Maryland law arising out of the registration and issuance of an indefinite number of shares (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock"), classified and designated as the series listed on Schedule I hereto, covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

   In connection with our representation of the Corporation, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

   1. The Prospectus (the "Prospectus") and Statement of Additional Information which form part of the Registration Statement, substantially in the form transmitted to the Commission under the 1933 Act and the 1940 Act;

   2. The charter of the Corporation (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

   3. The Amended and Restated Bylaws of the Corporation, certified as of the date hereof by an officer of the Corporation;

   4. A certificate of the SDAT as to the good standing of the Corporation, dated as of a recent date;

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iShares, Inc.
December 17, 2008
Page 2

   5. Resolutions adopted by the Board of Directors of the Corporation (the "Resolutions") relating to the authorization of the sale and issuance of the Shares at net asset value in a continuous public offering, certified as of the date hereof by an officer of the Corporation;

   6. A certificate executed by an officer of the Corporation, dated as of the date hereof; and

   7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

   In expressing the opinion set forth below, we have assumed the following:

   1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

   2. Each individual executing any of the Documents on behalf of a party (other than the Corporation) is duly authorized to do so.

   3. Each of the parties (other than the Corporation) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

   4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

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iShares, Inc.
December 17, 2008
Page 3

   5. Upon any issuance of Shares, the total number of shares of each series of Common Stock issued and outstanding will not exceed the total number of shares of each series of Common Stock that the Company is then authorized to issue under the Charter.

   Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

   1. The Corporation is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

   2. The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment of net asset value therefor in accordance with the Resolutions and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

   The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act.

   The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

   This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                  Very truly yours,

                                                  /s/ Venable LLP

68699/231704

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                                  SCHEDULE I

1.   iShares MSCI Australia Index Fund
2.   iShares MSCI Austria Investable Market Index Fund
3.   iShares MSCI Belgium Investable Market Index Fund
4.   iShares MSCI Brazil Index Fund
5.   iShares MSCI BRIC Index Fund
6.   iShares MSCI Canada Index Fund
7.   iShares MSCI Chile Investable Market Index Fund
8.   iShares MSCI Emerging Markets Index Fund
9.   iShares MSCI EMU Index Fund
10.  iShares MSCI France Index Fund
11.  iShares MSCI Germany Index Fund
12.  iShares MSCI Hong Kong Index Fund
13.  iShares MSCI Israel Capped Investable Market Index Fund
14.  iShares MSCI Italy Index Fund
15.  iShares MSCI Japan Index Fund
16.  iShares MSCI Japan Small Cap Index Fund
17.  iShares MSCI Malaysia Index Fund
18.  iShares MSCI Mexico Investable Market Index Fund
19.  iShares MSCI Netherlands Investable Market Index Fund
20.  iShares MSCI Pacific ex-Japan Index Fund
21.  iShares MSCI Singapore Index Fund
22.  iShares MSCI South Africa Index Fund
23.  iShares MSCI South Korea Index Fund
24.  iShares MSCI Spain Index Fund
25.  iShares MSCI Sweden Index Fund
26.  iShares MSCI Switzerland Index Fund
27.  iShares MSCI Taiwan Index Fund
28.  iShares MSCI Thailand Investable Market Index Fund
29.  iShares MSCI Turkey Investable Market Index Fund
30.  iShares MSCI United Kingdom Index Fund